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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported):    October 23, 1996
                                                        -----------------------

                                    TRW Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Ohio                     1-2384                    34-0575430
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    (State or Other       (Commission File Number)       (I.R.S. Employer
     Jurisdiction of                                    Identification No.)
     Incorporation)

                    1900 Richmond Road, Cleveland, Ohio     44124
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               (Address of Principal Executive Offices)   (Zip Code)

               Registrant's telephone number, including area code:
                                 (216) 291-7000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.    Other Events

         On October 23, 1996, the Company's Board of Directors approved a two-for-one split of the Company's common stock, without par value, (the "Common Stock"). The shares of Common Stock for the stock split will be issued as a stock dividend (the "Stock Dividend") and will be distributed on December 9, 1996 to holders of record of the Common Stock on November 8, 1996.

         As a result of the Stock Dividend, certain adjustments will be made pursuant to the terms and conditions of (a) the Company's Rights Agreement, dated as of April 24, 1996, between the Company and National City Bank, as Rights Agent, which provides purchase rights to holders of Common Stock, and (b) the terms of the Company's Serial Preference Stock II set forth in the Company's Amended Articles of Incorporation.

         The Company's Directors also declared a quarterly cash dividend of $0.31 per share of Common Stock (on a post-stock dividend basis), payable on December 15, 1996 to holders of record of Common Stock on November 8, 1996. This represents an increase in the quarterly dividend of thirteen percent.

Item 7.    Financial Statements and Exhibits

            (b)   Exhibits

                  99       Press release issued by the Company on
                           October 23, 1996


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRW INC.

Date:    October 23, 1996              By:   /s/ Martin A. Coyle
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                                             Martin A. Coyle
                                             Executive Vice President, General
                                             Counsel and Secretary


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                           INDEX TO EXHIBITS

EXHIBIT                    DESCRIPTION OF EXHIBIT

99                         Press Release, dated October 23, 1996